EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Robert C. Loudermilk, Jr. Chief Executive Officer of Aaron’s, Inc. and Subsidiaries, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:
(1)	The Quarterly Report (the “Report”) on Form 10-Q of the Company for the quarter ending March 31, 2009 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 6, 2009	/s/ Robert C. Loudermilk, Jr.
Robert C. Loudermilk, Jr.
Chief Executive Officer